                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


1. M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Company.

2. M/I Homes, Inc., an Arizona corporation. M/I Homes, Inc. is wholly-owned by the Company.

3. MHO, LLC, an Arizona limited liability corporation. MHO, LLC is wholly-owned by M/I Homes, Inc.

4. M/I Homes Construction, Inc., an Arizona corporation. M/I Homes Construction, Inc. is wholly-owned by the Company.

5. M/I Schottenstein Homes Service Corp., an Ohio Corporation. M/I Schottenstein Homes Service Corp. is wholly-owned by the Company.

6. 601RS, LLC, an Ohio limited liability corporation. 601RS, LLC is wholly-owned by the Company.

7. M/I Properties, LLC, an Ohio limited liability corporation. M/I Properties, LLC is wholly-owned by the Company.

8. Northeast Office Venture, LLC, a Delaware limited liability corporation. Northeast Office Venture, LLC is wholly-owned by the Company.

9. M/I Title Agency Ltd., an Ohio limited liability company. 90% LLC owned by the Company.

10. Washington Metro Residential Title Agency LLC, a Virginia limited liability corporation. 70% LLC owned by the Company.

11. M/I Homes First Indiana LLC, an Indiana limited liability company. M/I Homes First Indiana LLC is wholly-owned by the Company.

12. M/I Homes Second Indiana LLC, an Indiana limited liability company. M/I Homes Second Indiana LLC is wholly-owned by the Company.

13. M/I Homes of Indiana, L.P., an Indiana limited partnership. M/I Homes First Indiana LLC owns 99% of M/I Homes of Indiana, L.P.; M/I Homes Second Indiana LLC owns the remaining 1% of M/I Homes of Indiana, L.P.

14. M/I Homes of Florida, LLC, a Florida limited liability company. M/I Homes of Florida, LLC is wholly-owned by the Company.

15. M/I Homes of Tampa, LLC, a Florida limited liability company. M/I Homes of Tampa, LLC is wholly-owned by M/I Homes of Florida, LLC.

16. M/I Homes of Orlando, LLC, a Florida limited liability company. M/I Homes of Orlando, LLC is wholly-owned by M/I Homes of Florida, LLC.

17. M/I Homes of West Palm Beach, LLC, a Florida limited liability company. M/I Homes of West Palm Beach, LLC is wholly-owned by M/I Homes of Florida, LLC.

18. MHO Holdings, LLC, a Florida limited liability company. MHO Holdings, LLC is wholly-owned by M/I Homes of Florida, LLC.


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